                                                                     EXHIBIT 2.1
                                                                  EXECUTION COPY



================================================================================






                         AGREEMENT AND PLAN OF MERGER



                          Dated as of March 26, 2001



                                     Among


                              JOHNSON & JOHNSON,


                            EXPRESS MERGER SUB INC.


                                      And


                               ALZA CORPORATION






================================================================================

                               TABLE OF CONTENTS



                              ARTICLE I

                                                                     Page
                                                                     ----
                                       The Merger
                                       ----------
     SECTION 1.01.      The Merger................................     2
     SECTION 1.02.      Closing...................................     2
     SECTION 1.03.      Effective Time............................     2
     SECTION 1.04.      Effects of the Merger.....................     2
     SECTION 1.05.      Certificate of Incorporation and By-laws..     3
     SECTION 1.06.      Directors.................................     3
     SECTION 1.07.      Officers..................................     3

                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

     SECTION 2.01.      Effect on Capital Stock...................     3
     SECTION 2.02.      Exchange of Certificates..................     4


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

     SECTION 3.01.      Representations and Warranties of the
                          Company.................................     9
     SECTION 3.02.      Representations and Warranties of
                          Parent and Merger Sub...................    35


                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

     SECTION 4.01.      Conduct of Business.......................    41
     SECTION 4.02.      No Solicitation...........................    47


                                   ARTICLE V

                             Additional Agreements
                             ---------------------

     SECTION 5.01.      Preparation of the Form S-4 and the
                          Proxy Statement; Stockholders' Meeting..    51

                                                                     Page
                                                                     ----
     SECTION 5.02.      Letter of the Company's Accountants.......    52
     SECTION 5.03.      Letter of Parent's Accountants............    52
     SECTION 5.04.      Access to Information; Confidentiality....    53
     SECTION 5.05.      Commercially Reasonable Efforts...........    53
     SECTION 5.06.      Stock Options.............................    55
     SECTION 5.07.      Indemnification, Exculpation and
                          Insurance; Company Grantor Trust........    57
     SECTION 5.08.      Fees and Expenses.........................    58
     SECTION 5.09.      Public Announcements......................    59
     SECTION 5.10.      Affiliates................................    59
     SECTION 5.11.      Stock Exchange Listing....................    60
     SECTION 5.12.      Pooling of Interests......................    60
     SECTION 5.13.      Tax Treatment.............................    60
     SECTION 5.14.      Stockholder Litigation....................    60
     SECTION 5.15.      Rights Agreement..........................    61
     SECTION 5.16.      Employee Matters..........................    61
     SECTION 5.17.      Convertible Notes.........................    64


                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

     SECTION 6.01.      Conditions to Each Party's Obligation
                          to Effect the Merger....................    65
     SECTION 6.02.      Conditions to Obligations of Parent and
                          Merger Sub..............................    66
     SECTION 6.03.      Conditions to Obligation of the Company...    68
     SECTION 6.04.      Frustration of Closing Conditions.........    69

                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

     SECTION 7.01.      Termination...............................    69
     SECTION 7.02.      Effect of Termination.....................    70
     SECTION 7.03.      Amendment.................................    70
     SECTION 7.04.      Extension; Waiver.........................    71
     SECTION 7.05.      Procedure for Termination or Amendment....    71

                                 ARTICLE VIII

                              General Provisions
                              ------------------

     SECTION 8.01.      Nonsurvival of Representations and
                          Warranties..............................    71
     SECTION 8.02.      Notices...................................    71
     SECTION 8.03.      Definitions...............................    72

                                                                     Page
                                                                     ----
     SECTION 8.04.      Interpretation............................    74
     SECTION 8.05.      Counterparts..............................    74
     SECTION 8.06.      Entire Agreement; No Third-Party
                          Beneficiaries...........................    74
     SECTION 8.07.      Governing Law.............................    75
     SECTION 8.08.      Assignment................................    75
     SECTION 8.09.      Specific Enforcement; Consent to
                          Jurisdiction............................    75
     SECTION 8.10.      Severability..............................    76


Annex I      Index of Defined Terms

Exhibit A    Form of Certificate of Incorporation of the
               Surviving Corporation

Exhibit B    Form of Affiliate Letter

                    AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 26, 2001, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), EXPRESS MERGER SUB INC., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and ALZA CORPORATION, a Delaware corporation (the "Company").


          WHEREAS the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.005 per share, of the Company ("Company Common Stock"), other than shares of Company Common Stock owned by Parent, Merger Sub or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

          WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and the Company are entering into a stock option agreement (the "Option Agreement"), pursuant to which the Company will grant to Parent an option (the "Option") to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization;

          WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

          WHEREAS Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  The Merger
                                  ----------

          SECTION 1.01.  The Merger.  Upon the terms and subject to the
                         -----------
conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

          SECTION 1.02.  Closing.  The closing of the Merger (the "Closing")
                         --------
will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto.

          SECTION 1.03.  Effective Time.  Subject to the provisions of this
                         ---------------
Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04.  Effects of the Merger.  The Merger shall have the
                         ----------------------
effects set forth in Section 259 of the DGCL.

          SECTION 1.05.  Certificate of Incorporation and By-laws.  (a)  The
                         -----------------------------------------
Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06.  Directors.  The directors of Merger Sub immediately
                         ----------
prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07.  Officers.  The officers of the Company immediately
                         ---------
prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

          SECTION 2.01.  Effect on Capital Stock.  As of the Effective Time, by
                         ------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

          (a)  Capital Stock of Merger Sub.  Each issued and outstanding share
               ----------------------------
     of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)  Cancelation of Treasury Stock and Parent-Owned Stock.  Each share
               -----------------------------------------------------
     of Company Common Stock that is owned by the Company, Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no shares of Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c)  Conversion of Company Common Stock.  Subject to Section 2.02(e),
               -----------------------------------
     each issued and outstanding share
     of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.49 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02(b), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

          SECTION 2.02.  Exchange of Certificates.  (a)  Exchange Agent.  As of
                         -------------------------       ---------------
the Effective Time, Parent shall deposit with EquiServe Trust Company or such other bank or trust company of similar size as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock (such shares of Parent Common Stock, together with any dividends or other distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund").

          (b)  Exchange Procedures.  As soon as reasonably practicable after the
               --------------------
Effective Time, Parent shall cause the

Exchange Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration, any dividends or other distributions to which holders of Certificates are entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.02(e). Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, (ii) any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c) and (iii) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any dividends or other distributions to which the holder of such Certificate is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to Section 2.02(c) or 2.02(e).

          (c)  Distributions with Respect to Unexchanged Shares.  No dividends
               -------------------------------------------------
or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.02(e), in each case until the holder of such Certificate shall surrender such Certificate in accordance with this Article II. Following surrender of any Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d)  No Further Ownership Rights in Company Common Stock.  All shares
               ----------------------------------------------------
of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any dividends or other distributions paid pursuant to Section 2.02(c) and cash paid in lieu of fractional shares pursuant to Section 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 2.02(f), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e)  No Fractional Shares. (i)  No certificates or scrip representing
               ---------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

          (ii) In lieu of such fractional share interests, Parent shall pay to each former holder of shares of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the per share closing price of Parent Common Stock on the Closing Date, as such price is reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition),
                                  -----------------------
or, if not reported thereby, as reported by any other authoritative source).

          (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               -----------------------------
that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration, any dividends or other distributions with respect to shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock in accordance with this Article II. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.02(c) and all cash payable in lieu of fractional shares pursuant to
Section 2.02(e)) would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (g)  No Liability.  None of Parent, Merger Sub, the Company or the
               -------------
Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Investment of Exchange Fund.  The Exchange Agent shall invest any
               ----------------------------
cash included in the Exchange Fund, as directed by Parent, on a daily basis.
Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Parent.

          (i)  Lost Certificates.  If any Certificate shall have been lost,
               ------------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any dividends or other distributions to which the holder of such Certificate would be entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Parent Common Stock to which such holder would be entitled pursuant to Section 2.02(e), in each case pursuant to this Agreement.

          (j)  Withholding Rights.  The Exchange Agent shall be entitled to
               -------------------
deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of foreign tax law. If any withholding obligation may be avoided by the holder providing information to the Exchange Agent, the Exchange Agent shall request such information before withholding. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Exchange Agent will be treated as though it withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock in order to provide for such withholding obligation. If withholding is required from Parent Common Stock, the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          SECTION 3.01.  Representations and Warranties of the Company.  Except
                         --------------------------------- ------------
as disclosed in the Filed Company SEC Documents or as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

          (a)  Organization, Standing and Corporate Power.  Each of the Company
               -------------------------------------------
     and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.
     The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation (the "Company Certificate") and its By-laws (the "Company By-laws"), in each case as amended to the date hereof.

          (b)  Subsidiaries.  Schedule 3.01(b) of the Company Disclosure
               -------------
     Schedule lists all the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation and, to the Knowledge of the Company, each jurisdiction in which such Subsidiary is qualified or licensed to do business. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens", which term shall not include any licenses relating to Intellectual Property Rights), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. No Subsidiary of the Company is a

     "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X (17 C.F.R. Part 210).

          (c)  Capital Structure.  The authorized capital stock of the Company
               ------------------
     consists of 1,000,000,000 shares of Company Common Stock and 100,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). At the close of business on March 23, 2001, (i) 238,524,403 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 28,999,035 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (of which 17,273,535 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans ("Stock Options")), (iv) 24,307,949 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 5 1/4% Liquid Yield Option Notes due 2014 (the "Notes"), (v) 15,289,430 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 3% Zero Coupon Convertible Subordinated Debentures due 2020 (the "Debentures" and, together with the Notes, the "Convertible Notes"), (vi) no shares of Company Preferred Stock were issued or outstanding and (vii) 30,000 shares of Company Preferred Stock designated as Series RP Preferred Stock were reserved for issuance in connection with the Rights issued pursuant to the Rights Agreement. Except as set forth above in this Section 3.01(c), at the close of business on March 23, 2001, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth above in this Section 3.01(c) and pursuant to the Option Agreement, there are no outstanding stock appreciation rights, rights to receive shares of Company Common Stock on a deferred basis or other rights that are linked to the value of Company Common Stock, granted under the Company Stock Plans or otherwise. The Company has provided to Parent on or prior to the date of this Agreement a complete and accurate summary, as of March 1, 2001, of all outstanding Stock Options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans or otherwise (other than pursuant to the Option Agreement), the number of shares of Company Common Stock subject thereto and the grant dates, expiration dates and exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company

     Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in this Section 3.01(c), there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c) and for shares of Company Common Stock reserved for issuance and issuable pursuant to the Option Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities. Except as set forth above in this Section 3.01(c), there are no outstanding
     (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or ownership interests in any Subsidiary of the Company, (2) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or (3) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of any Subsidiary of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d)  Authority; Noncontravention.  The Company has all requisite
               ----------------------------
     corporate power and authority to enter into this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Option Agreement or to consummate the transactions contemplated hereby and thereby, subject, in the case of the Merger, to receipt of the Stockholder Approval. This Agreement and the Option Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Board of Directors of the Company, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring advisable this Agreement and the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, (ii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iii) recommending that the stockholders of the Company adopt this Agreement. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (x) the Company Certificate or the Company By-laws or the comparable organizational documents of any of its Subsidiaries, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement or the Option Agreement, except for (1)(A) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the receipt of a decision under Article 6(1)(b) or 8(2) of Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), declaring the Merger compatible with the EC Common Market and (C) and any other applicable filings and approvals under similar foreign antitrust laws and regulations, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the

     Company is qualified to do business, (4) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are issuable pursuant to the Option Agreement to be listed on the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

          (e)  Company SEC Documents.  The Company has filed all reports,
               ----------------------
     schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1999 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended

     (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the most recent financial statements included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or for liabilities incurred in connection with this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (f)  Information Supplied.  None of the information supplied or to be
               ---------------------
     supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g)  Absence of Certain Changes or Events.  Except for liabilities
               -------------------------------------
     incurred in connection with this Agreement or the Option Agreement, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock,
     (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other employee listed in Section 3.01(g)(iv) of the Company Disclosure Schedule (each such other employee, a "Key Employee") of the Company or any of its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent Filed Company SEC Document, (B) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or Key Employee of the Company of any of its Subsidiaries of any increase in severance or termination pay, except as was required under any employment, severance or termination agreement in effect as of the date of the most recent Filed Company SEC Document, (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, (1) any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former director, executive officer or Key Employee of the Company or any of its Subsidiaries or (2) any agreement with any current or former director, executive officer or Key Employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Benefit Agreements"), (D) any amendment to, or modification of, any Stock Option or (E) any adoption of, or amendment to, a Benefit Plan; provided, that any such increases or amendments or new
                     --------
     agreements not required to be disclosed by clauses (A) (other than normal increases in cash compensation in the ordinary course of business as provided therein), (B) and (C) of this subsection (iv) do not result in the aggregate in any material increase in compensation, benefits or other such expenses of the Company and its Subsidiaries, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP or
     (vii) any tax election material to the Company or any settlement or compromise of any material income tax liability.

          (h)  Litigation.  There is no suit, action or proceeding pending or,
               -----------
     to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          (i)  Contracts.  Neither the Company nor any of its Subsidiaries is a
               ----------
     party to, and none of their respective properties or other assets is subject to, any contract or agreement that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder other than agreements that are filed as an exhibit to the Filed Company SEC Documents. Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has entered into any material contract, agreement, obligation, commitment, arrangement or understanding with any

     Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed Company SEC Documents. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by (i) any agreement or covenant not to compete or (ii) any agreement or covenant restricting in any respect the development, marketing or distribution of products or services, in each case that (x) would materially interfere with the conduct of the business of the Company or any Subsidiary of the Company as presently conducted or (y) binds or restricts by its terms any current Affiliate of the Company (other than the Company and the Subsidiaries of the Company) or, after giving effect to the consummation of the Merger, Parent or any of its operating Subsidiaries in a manner that is materially adverse to Parent or any of its operating Subsidiaries.

          (j)  Compliance with Laws.  (i)  Each of the Company and its
               ---------------------
     Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity (collectively, "Legal Provisions") applicable to it, its properties or other assets or its business or operations, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses and permits from, and has submitted notices to, all Governmental Entities, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder, and under Environmental Laws (collectively, "Permits"), necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted, except for the failure to have such Permits or provide such notices that individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and could not reasonably be expected to have a Material Adverse Effect.
     The consummation of the Merger, in and of itself, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate could reasonably be expected to have a

     Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

          (ii) Except for those matters that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect: (A) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by the Company or any of its Subsidiaries of any of their respective currently or previously owned, leased or operated properties, there have been no Releases or threatened Releases of Hazardous Materials in, on, under or affecting such properties or any surrounding sites; (C) prior to the period of ownership or operation by the Company or any of its Subsidiaries of any of their respective currently or previously owned, leased or operated properties, to the Knowledge of the Company, no Hazardous Materials were generated, treated, stored, disposed of, used, handled or manufactured at, or transported or disposed of at or from, such properties, and there were no Releases of Hazardous Materials in, on, under or affecting any such property or any surrounding site; (D) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and neither the Company nor any of its Subsidiaries has received any notice of or entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (E) to the Knowledge of the Company, there are no facts, circumstances or conditions that could reasonably be expected to form the basis for any suit, claim, action or proceeding against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws. The term "Environmental Laws" means all statutes, laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Materials" means (A) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

          (k)  Absence of Changes in Benefit Plans; Labor Relations.  Since the
               ------------------------------------------ ----------
     date of the most recent audited financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under
     Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or individual consultant of the Company or any of its Subsidiaries (collectively, the "Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans, or any change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. There exist no currently binding Benefit Agreements other than those that are filed as exhibits to the Filed Company SEC Documents. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. Since January 1, 1999, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (l)  ERISA Compliance.  (i)  Section 3.01(l)(i) of the Company
               -----------------
     Disclosure Schedule contains a complete and accurate list of each Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Pension Plan"), each Benefit Plan that provides severance benefits, vacation, paid time off or bonus leave, each Benefit Plan that provides for the purchase or issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares, each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that provides for medical, dental, life and disability insurance benefits, and each other material Benefit Plan. The Company has provided to Parent true, complete and correct copies of (A) each Benefit Plan required to be listed on
     Section 3.01(l)(i) of the Company Disclosure Schedule (or, in the case of any such Benefit Plan that is unwritten, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Benefit Plan. Each Benefit Plan maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions.

             (ii) All Pension Plans maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under
     Section 307 of ERISA. All Pension Plans maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that would materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered to Parent a true and complete copy of the most recent determination letter received with respect to each Pension Plan maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries, as well as a true and complete copy of each pending application for a determination letter, if any. The Company has also provided to Parent a true and complete list of all amendments to any Pension Plan maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries as to which a favorable determination letter has not yet been received.

             (iii)  Neither the Company nor any Commonly Controlled Entity has
     (A) maintained, contributed to or been required to contribute to any Benefit Plan that is subject to Title IV of ERISA or (B) any unsatisfied liability under Title IV of ERISA.

             (iv) All material reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. The Company has received no notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

             (v) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

             (vi) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company or any of its Subsidiaries or any of their respective employees has engaged that could subject the Company or any of its Subsidiaries or any of their respective employees, or, to the Knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA and (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or any of its Subsidiaries or, to the Knowledge of the Company, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

             (vii) Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Benefit Plan that is an employee welfare benefit plan and which is required to be listed in Section 3.01(l)(i) of the Company Disclosure Schedule is (A) unfunded, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company or any of its Subsidiaries at any time after the Effective Time. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute. Neither the Company nor any of its Subsidiaries has any material obligations for retiree health or life insurance benefits under any Benefit Plan that is required to be listed in
     Section 3.01(l)(i) of the Company Disclosure Schedule.

             (viii) None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of any termination of employment during a fixed period following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or (C) result in any breach or violation of, or a default under, any Benefit Plan.

             (ix) Neither the Company nor any of its Subsidiaries has any material liability or obligations, including under or on account of a Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

          (m) No Excess Parachute Payments.  Other than payments or benefits
              -----------------------------
     that may be made pursuant to the agreements and plans listed in Section 3.01(m) of the Company Disclosure Schedule, no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No person is entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such person (a "Parachute Gross Up Payment"). The Board of Directors of the Company has not granted to any director, officer, employee or consultant of the Company or any of its Subsidiaries any right to receive any Parachute Gross Up Payment.

          (n) Taxes.  The Company and each of its Subsidiaries has timely filed
              ------
     all material Federal, state and foreign tax returns and reports required to be filed by it, and all taxes required to be paid by it have either been paid by it or are reflected in accordance with GAAP as a reserve for taxes on the most recent financial statements included in the Filed Company SEC Documents, and all such returns and reports are true, complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to pay or to have extensions granted that remain in effect individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect, and the most recent financial statements included in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. All material taxes required to be withheld by the Company or any of its

     Subsidiaries have been withheld and have been (or will be) duly and timely paid to the proper taxing authority. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are still pending. No requests for waivers of the time to assess any such taxes have been made that are still pending. The Federal income tax returns of the Company and its Subsidiaries consolidated in such returns have not been examined for any year after 1996. The statute of limitations for Federal income tax purposes with respect to the Company and its Subsidiaries is closed for all years before 1997. No income tax return of the Company or its Subsidiaries is under current examination by the IRS or by any state or foreign tax authority. All assessments for taxes due with respect to any concluded litigation have been fully paid or have been adequately reserved on the most recent financial statements included in the Filed Company SEC Documents in accordance with GAAP. Neither the Company nor any of its Affiliates has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Benefit Plans and other employee compensation arrangements of the Company or any of its Subsidiaries in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under
     Section 162(m) of the Code for employee remuneration will not apply to any material amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the Knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts. Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under
     Section 355 of the Code (x) in the past two years or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. The Company has not distributed property to its stockholders as a dividend or made a distribution in return of capital within the past two years. Neither the Company nor any of its Subsidiaries is liable for the taxes of any other person as a result of any indemnification provision or other contractual obligation. As used in this

     Agreement, the term "taxes" includes all Federal, state and local, domestic and foreign, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, imposed by any Governmental Entity or any obligation to pay taxes imposed on any entity for which the Company or any of its Subsidiaries is liable by operation of law.

          (o)  Title to Properties.  (i)  Each of the Company and its
               --------------------
     Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and other assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not materially interfered with, and could not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate have not materially interfered with, and could not reasonably be expected to materially interfere with, the ability of the Company or any of its Subsidiaries to conduct its business as presently conducted.

          (ii) Each of the Company and its Subsidiaries has complied with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for failures to do so that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

          (p)  Intellectual Property.  (i)  Each of the Company and its
               ----------------------
     Subsidiaries owns, or is validly licensed or otherwise has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, technical know-how and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens. Section 3.01(p)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, all agreements under which the Company or any Subsidiary of the Company is obligated to make payments to third parties for use of any Intellectual Property Rights with respect to the commercialization of any products that are, as of the date hereof, being sold, manufactured by or under development by the Company or any of its Subsidiaries and for which such payments are in excess of $500,000 per year for any single product. The aggregate amount of all such payments that the Company and its Subsidiaries are obligated to make under agreements of the type described in the immediately preceding sentence that are not required to be disclosed pursuant to such sentence does not exceed $3,000,000 per year.

          (ii) No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of their respective commercial products) the rights of any person with regard to any Intellectual Property Right which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          (iii) No claims are pending or, to the Knowledge of the Company, threatened with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (iv) Under cover of a letter dated March 16, 2001, the Company has provided to Parent lists identifying all patents, trademarks and applications therefor that are owned by the Company or any of its

     Subsidiaries, which lists are complete and accurate, as of the respective dates indicated in such lists, except to the extent that any omissions therefrom or inaccuracies therein, individually or in the aggregate, could not reasonably be expected to be material to the business of the Company. All patents, trademarks and applications therefor owned by the Company or any of its Subsidiaries have been duly registered, filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated on such lists, all necessary affidavits of continuing use have been filed and all necessary maintenance fees have been timely paid to continue all such rights in effect, except for failures to register, file or pay that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. None of the material patents listed on such lists has been declared invalid or unenforceable, in whole or in part, by any Governmental Entity. Each inventor named on the patents and patent applications identified as being owned by the Company or any of its Subsidiaries on such lists has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company, except to the extent that any failures to assign, individually or in the aggregate, have not been and could not reasonably be expected to be material to the business of the Company.

          (v) Except as disclosed in Section 3.01(p)(v) of the Company Disclosure Schedule, the Company has not granted material licenses or options for licenses to Intellectual Property Rights of the Company other than licenses or options that are limited to the use of such Intellectual Property Rights in conjunction with a specified compound, protein or biological material.

          (vi) The Company uses, and has used, commercially reasonable efforts to maintain the confidentiality of its trade secrets.

          (q)  Voting Requirements.  The affirmative vote of holders of a
               --------------------
     majority of the outstanding shares of Company Common Stock at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (r)  State Takeover Statutes; Company Certificate and Company By-laws
               ----------------------------------------------------------------
     Provisions.  The Board of Directors of the Company has unanimously approved
     -----------
     the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, the provisions of (i) Section 203 of the DGCL ("Section 203") to the extent, if any, Section 203 would otherwise be applicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement and (ii) Article 10 of the Company Certificate ("Article 10") and Section 10 of the Company By-laws ("Section 10") to the extent, if any, Article 10 or Section 10 would otherwise be applicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement. No other state takeover statute or similar statute or regulation or similar provision of the Company Certificate or the Company By-laws applies or purports to apply to this Agreement, the Option Agreement, the Merger or the other transactions contemplated by this Agreement and the Option Agreement.

          (s)  Brokers and Other Advisors.  No broker, investment banker,
               ---------------------------
     financial advisor or other person, other than JPMorgan, a division of Chase Securities Inc., and Merrill Lynch & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (t)  Opinions of Financial Advisors.  The Company has received the
               -------------------------------
     opinions of Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each dated the date hereof and each to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of shares of

     Company Common Stock, signed copies of which opinions have been, or will promptly be, delivered to Parent.

          (u)  Accounting Matters.  Neither the Company nor any of its
               -------------------
     Affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (v)  Certain Agreements.  Section 3.01(v) of the Company Disclosure
               -------------------
     Schedule sets forth, as of the date hereof, a complete and accurate list of all material contracts or agreements to which the Company or any of its Subsidiaries is a party that relate to the products listed in Part 1 of
     Section 3.01(v) of the Company Disclosure Schedule (the "Listed Products"), and pursuant to which (i) the Company or its Subsidiaries has granted to a third party rights to market a Listed Product, (ii) the Company or its Subsidiaries are developing a Listed Product for marketing by a third party, (iii) the Company or its Subsidiaries have been granted rights to develop, promote and/or market a Listed Product by a third party or (iv) the Company or its Subsidiaries are obligated to supply a Listed Product to a third party or a third party is obligated to supply a Listed Product to the Company or its Subsidiaries. The Company has made available to Parent a true and complete copy of each such contract or agreement.

          (w)  Rights Agreement.  The Company has taken all actions necessary to
               -----------------
     cause the Rights Agreement dated as of December 17, 1999, between the Company and BankBoston, N.A., as rights agent (the "Rights Agreement"), to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, (ii) ensure that
     (x) none of Parent, Merger Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (y) a Distribution Date, a Triggering Event or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) does not occur, in the case of clauses (x) and (y), solely by reason of the execution of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Option Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

          (x)  Regulatory Compliance.  (i)  As to all products subject to the
               ----------------------
     FDCA and the FDA regulations thereunder that are manufactured, tested, distributed and/or marketed by the Company or any of its Subsidiaries (each such product, a "Pharmaceutical Product"), the Company and each of its Subsidiaries are manufacturing, testing, distributing or marketing, as the case may be, each such Pharmaceutical Product in compliance with all applicable requirements under the FDCA and similar Legal Provisions, including those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any adverse written notice within the past two years from the FDA or any other similar foreign Governmental Entity (A) regarding the approvability or approval of a Pharmaceutical Product or the labeling of any products of the Company or any Subsidiary of the Company or (B) alleging any violation of any Legal Provision by the Company or any of its Subsidiaries which, in the case of either clause (A) or (B), individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          (ii) No Pharmaceutical Product has been recalled, withdrawn, suspended or discontinued as a result of any action by the FDA or any other similar foreign Governmental Entity by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any licensee of any Pharmaceutical Product, in the United States or outside the United States (whether voluntarily or otherwise), in each case within the past five years. No proceedings in the United States or outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product are pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any licensee of any Pharmaceutical Product nor have any such proceedings been pending at any prior time, in each case which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          (iii) As to each biological or drug of the Company or any of its Subsidiaries for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in compliance with the applicable provisions of 21 U.S.C. (S)(S) 331, 355, 356a and 356b or 21 C.F.R. Parts 202, 203, 312 and 314, respectively, and similar Legal Provisions and all terms and conditions of such applications, except for failures to be in compliance that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. As to each such drug, the Company and any relevant Subsidiary of the Company, and the officers, employees or agents of the Company or such Subsidiary, have included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. (S) 335a(k)(2) or any similar Legal Provision, and each such certification and list was true and accurate when made and remains true and accurate, except for such inaccuracies which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. In addition, the Company and its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

          (iv) No article of any biological or drug manufactured and/or distributed by the Company or any of its Subsidiaries is (A) adulterated within the meaning of 21 U.S.C. (S) 351 (or similar Legal Provisions), (B) misbranded within the meaning of 21 U.S.C. (S) 352 (or similar Legal Provisions) or (C) a product that is in violation of 21 U.S.C. (S) 355 (or similar Legal Provisions), except for instances of noncompliance or possible noncompliance with the foregoing that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

          (v) Except for instances that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke with respect to the Company its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, and (ii) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, Key Employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. (S) 335a(b) or any similar Legal Provision.

          (vi) Neither the Company nor any of its Subsidiaries has received any written notice within the past two years that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Pharmaceutical Product, or commenced, or overtly threatened to initiate, any action to enjoin production of any Pharmaceutical Product.

          (y)  Company Grantor Trust.  Prior to the execution and delivery of
               ----------------------
     this Agreement, the Company has amended the Grantor Trust Agreement dated as of March 10, 1999, between the Company and Wachovia Bank, N.A. (the "EEPP Trust Agreement") to provide that: (i) Sections 1(h), 1(j) and 15(b) of the EEPP Trust Agreement (as in effect prior to such amendment) have been deleted; (ii) a new Section 15(a)(3) has been added to the EEPP Trust Agreement that reads as follows: "Notwithstanding anything to the contrary in Section 15(a)(1) or Section 15(a)(2) or any other provision of this Agreement, neither a Threatened Change in Control nor a Change in Control shall have occurred (or be deemed to have occurred) as a result of the execution and delivery of the Agreement and Plan of Merger dated as of March 26, 2001, among Johnson & Johnson, Express Merger Sub Inc. and Employer (the "Merger Agreement") or the Stock Option Agreement dated as of March 26, 2001, by and between Johnson & Johnson and Employer (the "Option Agreement"), or the consummation of the transactions contemplated by the Merger Agreement or the Option Agreement" and (iii) no contributions to the Trust (as such term is defined in the EEPP Trust Agreement) shall be made by the Company or any of its Subsidiaries as a result of the execution and delivery of this Agreement or the Option Agreement or the consummation of the transactions contemplated by this Agreement or the Option Agreement.

          SECTION 3.02.  Representations and Warranties of Parent and Merger
                         ---------------------------------------------------
Sub.  Except as disclosed in the Parent SEC Documents filed by Parent and
----
publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub represent and warrant to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent and
               -------------------------------------------
     Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of its Restated Certificate of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Merger Sub, in each case as amended to the date hereof.

          (b)  Authority; Noncontravention.  Each of Parent and Merger Sub has
               ----------------------------
     all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Option Agreement) and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement

     (and, in the case of Parent, the Option Agreement) or to consummate the transactions contemplated hereby (and, in the case of Parent, those contemplated by the Option Agreement). This Agreement (and, in the case of Parent, the Option Agreement) has been duly executed and delivered by Parent and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent or Merger Sub under (x) the Restated Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Merger Sub, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which Parent or Merger Sub is a party or any of their respective properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement) by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement), except for (1)(A) the filing of a premerger notification and report form by Parent under the HSR Act, (B) the receipt of a decision under Article 6(1)(b) or 8(2) of the EC Merger Regulation declaring the Merger compatible with the EC Common Market and (C) and any other applicable filings and approvals under similar foreign antitrust laws and regulations, (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement,
     (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (4) such filings with and approvals of the NYSE to permit the shares of Parent Common Stock issuable to the stockholders of the Company as contemplated by this Agreement to be listed on the NYSE and
     (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

          (c)  Parent SEC Documents.  Parent has filed all reports, schedules,
               ---------------------
     forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Parent since January 1, 1999 (such documents, together with any documents filed during such period by Parent with the SEC on a voluntary basis on Current Reports on Form 8-K, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later- filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d)  Information Supplied.  None of the information supplied or to be
               ---------------------
     supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (e)  Accounting Matters.  Neither Parent nor any of its Affiliates has
               -------------------
     taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (f) Tax Matters.  Neither Parent, Merger Sub nor any other Affiliate
              ------------
     of Parent has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (g) Interim Operations of Merger Sub.  Merger Sub was formed solely
              ---------------------------------
     for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (h)  Parent Shareholder Approval.  This Agreement and the transactions
               ----------------------------
     contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to Article II hereof, do not require the approval of the holders of any shares of capital stock of Parent.

          (i)  Parent Common Stock.  All outstanding shares of Parent Common
               --------------------
     Stock are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement shall when issued in accordance with this Agreement be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          (j)  Brokers.  No broker, investment banker, financial advisor or
               --------
     other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          (k)  Capital Structure.  As of the date of this Agreement, the
               ------------------
     authorized capital stock of Parent consists of 2,160,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, without par value, of Parent ("Parent Preferred Stock"). At the close of business on March 22, 2001, (i) 1,396,867,342 shares of Parent Common Stock were issued and outstanding, (ii) 138,053,932 shares of Parent Common Stock were held by Parent in its treasury, (iii) no shares of Parent Preferred Stock had been designated or issued and (iv) 86,231,943 shares of Parent Common Stock were subject to outstanding options to purchase shares of Parent Common Stock granted under Parent's stock incentive plans. Except as set forth above in this Section 3.02(k), at the close of business on March 22, 2001, there were not issued or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent or (C) any warrants, calls, options or other rights to acquire from Parent, or any obligation of Parent to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent. Except as set forth above in this Section 3.02(k), at the close of business on March 22, 2001, no bonds, debentures, notes or other indebtedness of

     Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Parent may vote are issued or outstanding. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issued and outstanding, all of which shares are beneficially owned by Parent.

          (l)  Intellectual Property Rights.  Each of Parent and its
               -----------------------------
     Subsidiaries owns or has the right to use all Intellectual Property Rights which are material to the conduct of the business of Parent and its Subsidiaries, taken as a whole, in each case free and clear of all Liens. Neither the manufacture, marketing, license, sale or use by Parent of any product violates any license or agreement between Parent or any of its Subsidiaries and any other person and there is no pending or, to the Knowledge of Parent, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any such Intellectual Property Rights relating to any product or asserting that the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any product by Parent or any of its Subsidiaries, conflicts with the rights of any other person, in each case which, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect.

          (m)  Regulatory Compliance.  To the Knowledge of Parent, the testing,
               ----------------------
     manufacture, storage, distribution, use, promotion and sale of products of Parent or any Subsidiary of Parent by Parent, such Subsidiary and their respective contractors have been performed and is performed in compliance with all applicable requirements under the FDCA and similar Legal Provisions, including those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for such instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any adverse written notice within the past two years that the FDA or any other similar foreign Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of Parent or any of its Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production of any such product, except where such action could not reasonably be expected to have a Parent Material Adverse Effect.

          (n)  Litigation.  There is no suit, action or proceeding pending or,
               -----------
     to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate has had or could reasonably be expected to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Entity involving, Parent or any of its Subsidiaries that individually or in the aggregate has had or could reasonably be expected to have a Parent Material Adverse Effect.

          (o)  Absence of Changes.  Except for liabilities incurred in
               -------------------
     connection with this Agreement, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, there has not been any Parent Material Adverse Change.


                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

          SECTION 4.01.  Conduct of Business.  (a)  Conduct of Business by the
                         --------------------       --------------------------
Company.  During the period from the date of this Agreement to the Effective
--------
Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as provided in Section 4.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (w) the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date hereof or granted after the date hereof in accordance with clause (z) below in accordance with their terms on the date hereof (or on the date of grant, if later), (x) the issuance of shares of Company Common Stock upon the conversion of the Convertible Notes outstanding on the date hereof in accordance with their terms on the date hereof, (y) the issuance of shares of Company Common Stock pursuant to an exercise of the Option granted under the Option Agreement or (z) (1) the grant to newly hired or promoted employees of options to acquire shares of Company Common Stock and (2) after consultation with Parent, the grant to existing employees of options to acquire shares of Company Common Stock consisting of the Company's annual option grants, in the case of either clause (1) or (2), in accordance with the Company's ordinary course of business consistent with the Company guidelines in respect of option grants as described in Section 4.01(a)(ii)(z) of the Company Disclosure Schedule);

           (iii) amend the Company Certificate or the Company By-laws or other comparable charter or organizational documents;Financial Printing GroupFinancial Printing Group(iii) amend the Company Certificate or the Company By-laws or other comparable charter or organizational documents;

          (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any assets that, individually, have a purchase price in excess of $3,000,000 or, in the aggregate, have a purchase price in excess of $15,000,000, except for purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for sales of inventory in the ordinary course of business consistent with past practice;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice or to or in any direct or indirect wholly owned Subsidiary of the Company;

          (vii) except for projects contemplated in the Company's 2001 capital assets budget, a true and complete copy of which has been previously provided by the Company to Parent, make any new capital expenditure or expenditures which, individually, is in excess of $2,000,000 or, in the aggregate, are in excess of $10,000,000;

          (viii) (v) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (w) cancel any material indebtedness, (x) waive or assign any claims or rights of substantial value, (y) waive any benefits of, or agree to modify in any respect, any standstill or similar agreement to which the Company or any of its Subsidiaries is a party or (z) other than in the ordinary course of business consistent with past practice, waive any material benefit of, or agree to modify in any material respect, any confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party;

          (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereunder;

          (x) enter into any contracts, agreements, binding arrangements or understandings relating to the research, development, distribution, supply, license, co-promotion or manufacturing by third parties of products of the Company or any Subsidiary of the Company or products licensed by the Company or any Subsidiary of the Company, other than (A) pursuant to any such contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof, (B) contracts, agreements, binding arrangements or understandings relating to research or development or pursuant to which the Company or any of its Subsidiaries obtains the supply of ingredients or components of products, in each case entered into in the ordinary course of business consistent with past practice and that do not provide for the grant of any licenses or marketing rights under any Intellectual Property Rights of the Company or any of its Subsidiaries and (C) contracts, agreements, binding arrangements or understandings relating to research or development entered into in the ordinary course of business consistent with past practice and any license agreements or arrangements entered into in the ordinary course of business consistent with past practice in connection therewith, provided that, in the case of this clause (C), (I) the Company or such
     --------
     Subsidiary consults with Parent a reasonable period of time prior to entering into any such contract, agreement, binding arrangement or understanding and (II) such associated license agreement or arrangement is limited to the use of the Company's Intellectual Property Rights in the field of drug delivery in conjunction with any substance, material, chemical, formulation or composition which contains as an active ingredient a compound, protein or other biological material that is proprietary to the licensee thereunder;

          (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or Benefit Plan or (II) any Benefit Agreement or other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their respective current or former directors, officers, employees or consultants,
     (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former director, officer, employee or consultant (except for normal increases of cash compensation, cash bonuses or fringe benefits or perquisites in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of the Company and its Subsidiaries, taken as a whole), (C) pay any benefit or amount not required under any Benefit Plan or Benefit Agreement or any other benefit plan or arrangement of the Company or any of its Subsidiaries as in effect on the date of this Agreement, (D) increase in any material manner the severance or termination pay of any current or former director, officer or Key Employee of the Company or any of its Subsidiaries or increase the severance or termination pay of any other employees of the Company or any of its Subsidiaries in a manner that results in the aggregate in any material increase in the severance or termination pay expenses of the Company and its Subsidiaries, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) except as permitted by Section 4.01(a)(ii)(z), (F) amend or modify any Stock Option, except as specifically provided in
     Section 5.06(a) or Section 5.16(i), (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan, other than non-discretionary actions required by the terms of any existing plans, agreements, contracts, arrangements or Benefit Plans, or (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

          (xii) except as otherwise contemplated by this Agreement, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act;

          (xiii) revalue any material assets of the Company or any of its Subsidiaries or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (xiv) other than license agreements or arrangements  permitted by
     Section 4.01(a)(x), sell, transfer or license to any person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company or any of its Subsidiaries; or

          (xv) authorize any of, or commit, propose or agree to take any of, the foregoing actions.

          (b)  Other Actions.  The Company and Parent shall not, and shall not
               --------------
permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

          (c)  Advice of Changes; Filings.  The Company and Parent shall
               --------------------------
promptly advise the other party orally and in
writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement or the Option Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreement; provided, however, that no such
                                              --------  -------
notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreement. The Company and Parent shall promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the Option Agreement and the transactions contemplated hereby and thereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement or the Option Agreement.

          (d)  Certain Tax Matters.  From the date hereof until the Effective
               --------------------
Time, (i) the Company and its Subsidiaries shall file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any applicable extensions); (ii) the Company and its Subsidiaries shall timely pay all material taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company and its Subsidiaries shall make provision for all material taxes payable by the Company or any such Subsidiary consistent with its regular accounting practices for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company shall promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries by any Federal, state or foreign taxing authority in respect of any tax and shall not settle or compromise any such Action without Parent's prior written consent; and (v) neither the Company nor any of its Subsidiaries shall make any tax election material to the Company without Parent's prior written consent.

          SECTION 4.02.  No Solicitation.  (a)  The Company shall not, nor shall
                         ----------------
it authorize or permit any of its Subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 4.02(a) by the Company. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with Section 4.02(c) and after giving Parent written notice of such determination, (x) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

          The term "Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance of 15% or more of the equity securities of the Company as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, 15% or more of the equity securities of the Company or assets (including equity securities of any Subsidiary of the Company) that represent 15% or more of the total consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement or the Option Agreement.

          The term "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Option Agreement or the Merger or
(B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may make a Company Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; provided, however, that no
                                                  --------  -------
Company Adverse Recommendation Change may be made in response to a Superior Proposal until after the third business day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to make such a Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new three business day period). In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any bona fide Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the person making any such Takeover Proposal. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any person that describes any of the terms or conditions of any Takeover Proposal.

          (d) Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (y) making any required disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable law; provided, however, that in no event shall the
                             --------  -------
Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

                                   ARTICLE V

                             Additional Agreements
                             ---------------------

          SECTION 5.01.  Preparation of the Form S-4 and the Proxy Statement;
                         ---------------------------------------------------
Stockholders' Meeting.   (a)  As soon as practicable following the date of this
---------------------
Agreement, the Company and Parent shall prepare and Parent shall file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock as may be reasonably requested by Parent in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Proxy Statement will made by the Company, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger and (ii) all orders of the SEC relating to the Form S-4.

          (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Section 4.02(b), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Option Agreement or the Merger.

          SECTION 5.02.  Letter of the Company's Accountants.  The Company shall
                         ------------------------------------
use its commercially reasonable efforts to cause to be delivered to Parent a letter from Ernst & Young LLP, the Company's independent auditors, addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Ernst & Young LLP concurs with the Company's management's conclusion that, subject to customary qualifications, the Company meets the requirements to be a party to a pooling of interests transaction for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such concurrence is Ernst & Young LLP's belief that the criteria for such accounting treatment relative to the Company, which can be assessed at that time, have been met.

          SECTION 5.03.  Letter of Parent's Accountants.   Parent shall use its
                         -------------------------------
commercially reasonable efforts to cause to be delivered to the Company a letter from PricewaterhouseCoopers LLP, Parent's independent public accountants, addressed to the Company and Parent, dated as of the Closing Date, stating that
(i) PricewaterhouseCoopers LLP concurs with Parent's management's conclusion that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such concurrence is PricewaterhouseCoopers LLP's belief that the criteria which can be assessed at that time for such accounting treatment have been met.

          SECTION 5.04.  Access to Information; Confidentiality.  (a)  The
                         ---------------------------------------
Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries' properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and
(b) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the letter agreement dated as of February 23, 2001, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

          (b) Subject to the Confidentiality Agreement, Parent shall provide to the Company, from time to time prior to the Effective Time or the termination of this Agreement, such information as the Company shall reasonably request to evaluate Parent and its business, financial condition, operations and prospects. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, the Company shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from Parent, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

          (c) No investigation pursuant to this Section 5.04 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

          SECTION 5.05.  Commercially Reasonable Efforts.  Upon the terms and
                         --------------------------------
subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Option Agreement, the Merger or any of the other transactions contemplated by this Agreement and the Option Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Option Agreement, the Merger or any of the other transactions contemplated by this Agreement and the Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any significant assets or any significant portion of any business of Parent, the Company or the pharmaceutical business of Parent.

          SECTION 5.06.  Stock Options.  (a)  Before the Closing, the Board of
                         --------------
Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Stock Options granted under the Company's Amended and Restated Stock Plan, the Company's Amended and Restated 1985 Stock Option Plan, the Company's Amended and Restated Employee Stock Purchase Plan, the Company's Supplemental Employee Stock Purchase Plan, the Company's Nonstatutory Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1987 Employee Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1987 Consultant Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1990 Director Stock Option Plan and the SEQUUS Pharmaceuticals, Inc. Equity Incentive Plan (collectively, the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be
                                      --------
     rounded up to the nearest whole cent; provided, further, that
                                           --------  -------
     notwithstanding the foregoing, each right granted under the Company's Employee Stock Purchase Plan and the Company's Supplemental Employee Stock Purchase Plan (collectively, the "Purchase Plans") shall be adjusted in accordance with the provisions of Section 5.16(h); and

          (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

          (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

          (d) As soon as practicable (but in any event not more than three business days) after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Company Stock Plans after the Effective Time, may remain outstanding.

          (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

          (f) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Stock Options after giving effect to the Merger and the assumption by Parent as set forth above.

          SECTION 5.07.  Indemnification, Exculpation and Insurance; Company
                         ---------------------------------------------------
Grantor Trust.  (a)  All rights to indemnification and exculpation from
--------------
liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.07. In the event the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent will either guarantee the indemnification obligations referred to in Section 5.07(a) or take such other action to insure that the ability of the Surviving Corporation, legal and financial, to satisfy such indemnification obligations will not be diminished in any material respect.

          (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's directors' and officers' liability insurance policy (a true and complete copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may substitute therefor policies of Parent
--------  -------
containing terms with respect to coverage and amount no less favorable to such directors and officers; provided further, however, that in satisfying its
                        ----------------  -------
obligation under this Section 5.07(c) Parent shall not be obligated to pay aggregate premiums in excess of 200% of the amount paid by the Company in its last full fiscal year (which premiums are hereby represented and warranted by the Company to be $521,917.50), it being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

          (d) Parent shall, from and after and contingent upon the occurrence of, the Effective Time, guarantee all liabilities of the Surviving Corporation for the performance of its obligations under the Executive Estate Protection Plan and the EEPP Trust Agreement. For so long as such obligation to guarantee remains in full force and effect, the Company agrees that without the consent of Parent it will not amend the EEPP Trust Agreement or make any contributions to the Trust created under the EEPP Trust Agreement.

          (e) The provisions of this Section 5.07 (i) are intended to be for the benefit of, and will be enforceable by, (x) each indemnified party, his or her heirs and his or her representatives and (y) each Participant and each Beneficiary (as such terms are defined in the EEPP Trust Agreement) and (ii) are in addition to, and not in substitution for, any other rights, including in the case of any indemnified party, to indemnification or contribution, that any such person may have by contract or otherwise.

          SECTION 5.08.  Fees and Expenses.  (a)  Except as provided in
                         ------------------
paragraph (b) of this Section 5.08, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 and (ii) the filing fees for the premerger notification and report forms under the HSR Act and any similar foreign antitrust laws.

          (b) In the event that (i) (A) this Agreement is terminated by Parent pursuant to Section 7.01(e) (if the Company Adverse Recommendation Change was made in response to a Superior Proposal) and (B) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal or (ii) (A) a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or
Section 7.01(b)(iii) and (C) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then the

Company shall pay Parent a fee equal to $180,000,000 (the "Termination Fee") by wire transfer of same-day funds, on the date of the first to occur of the events referred to in clause (i)(B) or (ii)(C). For purposes of clauses (i)(B) and
(ii)(C) of the immediately preceding sentence only, the term "Takeover Proposal" shall have the meaning assigned to such term in Section 4.02(a) except that all references to "15%" therein shall be deemed to be references to "30%".

          (c) The Company acknowledges and agrees that the agreements contained in Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.08(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          SECTION 5.09.  Public Announcements.  Parent and the Company shall
                         ---------------------
consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Option Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.10.  Affiliates.  (a)  As soon as practicable after the date
                         -----------
hereof, the Company shall deliver to Parent a letter identifying all persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its commercially reasonable efforts to cause each such person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

          (b) Parent shall use its commercially reasonable efforts to cause all persons who are, in Parent's reasonable judgment, "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit B hereto.

          SECTION 5.11.  Stock Exchange Listing.  To the extent Parent does not
                         -----------------------
issue treasury shares in the Merger which are already listed, Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Company shall use its commercially reasonable efforts to cause the shares of Company Common Stock issuable pursuant to the Option Agreement to be approved for listing on the NYSE as promptly as practicable after the date hereof, and in any event prior to the termination of this Agreement under circumstances where the Option granted under the Option Agreement is or may become exercisable by Parent.

          SECTION 5.12.  Pooling of Interests.  Each of the Company and Parent
                         --------------------
shall use its commercially reasonable efforts to cause the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and neither the Company nor Parent shall voluntarily take any action that would cause such accounting treatment not to be obtained.

          SECTION 5.13.  Tax Treatment.  Each of Parent and the Company shall
                         -------------
use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 6.03(c), including by executing the letters of representation referred to therein and delivering such letters prior to (i) the filing of the Form S-4 with the SEC and (ii) the Closing.

          SECTION 5.14.  Stockholder Litigation.  The Company shall give Parent
                         ----------------------
the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Option Agreement, and no such settlement shall be agreed to without Parent's prior consent, which consent shall not be unreasonably withheld or delayed.

          SECTION 5.15.  Rights Agreement.  The Board of Directors of the
                         -----------------
Company shall take all further action (in addition to that referred to in Section 3.01(w)) requested by Parent in order to render the rights (the "Rights") issued pursuant to the Rights Agreement to purchase Series RP Preferred Stock of the Company inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

          SECTION 5.16.  Employee Matters.  (a)  For a period ending not earlier
                         -----------------
than December 31, 2002, employees of the Company and its Subsidiaries who continue their employment after the Effective Time (the "Affected Employees") shall be provided base salary or hourly wage rates that are no less than those provided for such employees immediately prior to the Effective Time.

          (b) For a period ending not earlier than December 31, 2001, the Affected Employees shall receive employee benefits pursuant to the Benefit Plans listed on Section 5.16(b) of the Company Disclosure Schedule according to their terms as in effect immediately prior to the Effective Time. It is the intention of Parent that until at least December 31, 2002, the Affected Employees shall receive employee benefits pursuant to the Benefit Plans listed on Section 5.16(b) of the Company Disclosure Schedule according to their terms as in effect immediately prior to the Effective Time, unless there is a good business reason to change any such plan. In any event, from January 1, 2002 through December 31, 2002, the Affected Employees shall be provided employee benefits that are no less favorable in the aggregate than the benefits provided to such employees under the Benefit Plans listed on Section 5.16(b) of the Company Disclosure Schedule as in effect immediately prior to the Effective Time. The provisions of this Section 5.16(b) shall be subject to the provisions of Sections 5.06(a) and 5.16(i). Neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangement providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Neither any plans or arrangements of the Company providing for such issuance, nor the Company's bonus leave program, shall be taken into account in determining whether employee benefits are no less favorable in the aggregate. Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Surviving Corporation shall be required to continue the Company's bonus leave program following the Effective Time for any participants other than individuals who are employed by the Company and its Subsidiaries immediately prior to the Effective Time. In the event that Parent and the Surviving Corporation discontinue the Company's bonus leave program after December 31, 2001, Parent agrees that it shall provide, or shall cause the Surviving Corporation to provide, to each participant in the Company's bonus leave program who as of December 31, 2001 (the "Bonus Credit Date") has earned partial service credit toward a paid bonus leave thereunder, either (x) a paid leave for the number of days equal to the product (rounded down to the nearest whole day) of the number of days of paid bonus leave that would have been provided under the Company's bonus leave program if the participant had accrued the full bonus leave as of the Bonus Credit Date, multiplied by a fraction, the numerator of which is the number of completed calendar months (with 15 or more calendar days of accrued service credit in any month being treated as a full completed calendar month) of service credit towards the paid bonus leave accrued through the Bonus Credit Date, and the denominator of which is 96, or (y) a payment in cash in an amount equal to the participant's annual base salary multiplied by a fraction, the numerator of which is the number of days determined under the immediately preceding clause
(x) and the denominator of which is 365. Upon the termination of employment during the period after the Effective Time but prior to the Bonus Credit Date of any participant in the Company's bonus leave program, Parent shall pay or cause the Surviving Corporation to pay to such terminating employee the value of all service credit earned toward bonus leave, such value to be calculated in the same manner as set forth in the foregoing sentence.

          (c) With respect to any benefit plan for which Parent or its Subsidiaries file a Form 5500 and with respect to Parent's vacation program, Parent shall, and shall cause the Surviving Corporation to, recognize the service with the Company and its Subsidiaries prior to the Effective Time of

Affected Employees for purposes of such plan or program; provided, however, that
                                                         --------  -------
(i) Parent shall not be required to recognize such service under its short-term disability, retiree medical or retiree life insurance benefit plans, (ii) under Parent's defined benefit pension plan, such service shall be recognized for purposes of eligibility and vesting but not for benefit accrual purposes, (iii) no provision hereunder shall be construed to reduce the annual accrual under the Personal Time Off, or PTO, program of the Company and its Subsidiaries immediately prior to the Effective Time which such employee would be eligible to receive on or after the Effective Time and (iv) no provision hereunder shall be construed to require Parent or any of its Subsidiaries to provide any such benefit on or after the Effective Time.

          (d) Neither the Company nor any of its Subsidiaries shall take any action on or prior to the Effective Time to alter, change, modify or impair the terms and conditions of employment of any European-based employees without the prior written consent of Parent.

          (e) The Company and its Subsidiaries shall comply with all obligations to notify and consult with recognized employee representatives in connection with the transactions contemplated by this Agreement.

          (f) Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Section 5.06 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

          (g) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

          (h) With respect to any welfare plan in which employees of the Company and its Subsidiaries are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied under the welfare plans of the Company and its Subsidiaries prior to the Effective Time, and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

          (i) Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Purchase Plans), shall adopt such resolutions or take such other actions as may be required to cause (i) no further contributions to be permitted to be made to the Purchase Plans following the Effective Time by any participant with respect to any outstanding enrollments in respect of the then-current offering periods under the Purchase Plans, (ii) as of the Effective Time, each outstanding right to purchase shares of Company Common Stock under the Purchase Plans to be converted into a right to purchase, on the same terms and conditions as were applicable under such right, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock for which such purchase right would otherwise have been exercisable determined as of the relevant grant date by the Exchange Ratio, at a purchase price per share equal to 85% of the lesser of (A) the fair market value of a share of Company Common Stock on the applicable Enrollment Date or Lower Price Enrollment Date (each as defined in the applicable Purchase Plan), divided by the Exchange Ratio and (B) the fair market value of a share of Parent Common Stock on the applicable Purchase Date (as defined in the applicable Purchase Plan) and (iii) immediately following the first Purchase Date that occurs following the Effective Time, each Purchase Plan and all then outstanding enrollments in respect of the then current offering period thereunder to be terminated.

          (j) Parent and the Company agree to implement the arrangements described in Section 5.16(j) of the Company Disclosure Schedule.

          SECTION 5.17.  Convertible Notes.  (a)  At the Effective Time, Parent
                         ------------------
shall enter into a supplemental indenture satisfying the requirements of Section
11.14 of the Indenture dated as of July 1, 1994, between the Company and The Chase Manhattan Bank, N.A., as trustee, relating to the Notes (the "Note Indenture"), and the Company shall use commercially reasonable efforts to cause such trustee to enter into such supplemental indenture. Parent, the Company, and, after the Effective Time, the Surviving

Corporation shall take any other action required to be taken pursuant to the
Note Indenture.

          (b) At the Effective Time, Parent shall enter into a supplemental indenture satisfying the requirements of Section 4.11 of the Indenture dated as of July 28, 2000, between the Company and The Chase Manhattan Bank and Trust Company, National Association, as Trustee, relating to the Debentures (the "Debenture Indenture"), and the Company shall use commercially reasonable efforts to cause such trustee to execute such supplemental indenture. Parent, the Company and, after the Effective Time, the Surviving Corporation shall take any other action required to be taken pursuant to the Debenture Indenture.


                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

          SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
-------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval.  The Stockholder Approval shall have been
               ---------------------
     obtained.

          (b)  NYSE Listing.  The shares of Parent Common Stock issuable to the
               -------------
     stockholders of the Company and to holders of Adjusted Options as contemplated by this Agreement and the shares of Parent Common Stock that may be issuable to holders of the Convertible Notes shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c)  Antitrust.  The waiting period (and any extension thereof)
               ----------
     applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and the European Commission shall have issued a decision under Article 6(1)(b) or 8(2) of the EC Merger Regulation (or shall be deemed to have done so under Article 10(6) of the EC Merger Regulation) declaring the Merger compatible with the EC Common Market.

          (d)  No Injunctions or Restraints.  No temporary restraining order,
               -----------------------------
     preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that
                                                       --------  -------
     each of the parties has used its commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (e)  Form S-4.  The Form S-4 shall have become effective under the
               ---------
     Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) Pooling Letters.  Parent and the Company shall have received
              ----------------
     letters from Ernst & Young LLP and PricewaterhouseCoopers LLP, in each case dated as of the Closing Date and addressed to Parent and the Company, stating in substance the matters to be stated by Ernst & Young LLP and PricewaterhouseCoopers LLP, pursuant to Sections 5.02 and 5.03, respectively.

          SECTION 6.02.  Conditions to Obligations of Parent and Merger Sub.
                         ---------------------------------------------------
The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  (i) The representations and
               -------------------------------
     warranties of the Company contained in Sections 3.01(c) and 3.01(r) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, (ii) the representations and warranties of the Company contained in Sections 3.01(g)(iv), 3.01(i)(y) and 3.01(v) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the reasonably expected benefits of the Merger to Parent and (iii) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein), individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)  Performance of Obligations of the Company.  The Company shall
               ------------------------------------------
     have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)  Letters from Company Affiliates.  Parent shall have received from
               --------------------------------
     each person named in the letter referred to in Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit B hereto.

          (d)  No Governmental Litigation.  There shall not be pending or
               ---------------------------
     threatened any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Merger Sub or seeking to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries of any material portion of any business or of any assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to compel the Company or any of its Subsidiaries or Parent or any of its Subsidiaries to divest or hold separate any material portion of any business or of any assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries or (iv) otherwise having, or being reasonably expected to have, a Material Adverse Effect.

          SECTION 6.03.  Conditions to Obligation of the Company.  The
                         ----------------------------------------
obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality or Parent Material Adverse Effect set forth therein), individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b)  Performance of Obligations of Parent and Merger Sub.  Parent and
               ----------------------------------------------------
     Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c)  Tax Opinion.  The Company shall have received from Heller Ehrman
               ------------
     White & McAuliffe LLP, tax counsel to the Company, on the Closing Date, an opinion dated as of the Closing Date and stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of

     Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of the Company and Parent in the forms included as Sections 5.13(a) and 5.13(b), respectively, of the Company Disclosure Schedule.

          SECTION 6.04.  Frustration of Closing Conditions.  None of the
                         ----------------------------------
Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreement, as required by and subject to Section 5.05. None of Parent, Merger Sub or the Company may rely on the failure of the condition set forth in Section 6.01(f) to be satisfied if such failure was caused by the failure of an "affiliate" of such person for purposes of qualifying the Merger for pooling of interests accounting treatment (or, in the case of Merger Sub, an "affiliate" of Parent) to comply with the fourth paragraph of Exhibit B hereto.



                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 7.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated on or before December 31, 2001; provided, however, that the right to terminate this
                             --------  -------
          Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

               (ii) if any Restraint having the effect set forth in Section 6.01(d) shall be in effect and shall have become final and nonappealable; or

               (iii) if the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and
     (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent;

          (d) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and
     (B) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company; or

          (e) by Parent, in the event that a Company Adverse Recommendation Change shall have occurred.

          SECTION 7.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 3.01(s), Section 3.02(j), the last sentence of Sections 5.04(a) and (b), Section 5.08, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03.  Amendment.  This Agreement may be amended by the
                         ----------
parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be
--------  -------
made no amendment that by law requires further approval by the stockholders of the Company or the approval of the shareholders of Parent without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.04.  Extension; Waiver.  At any time prior to the Effective
                         ------------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05.  Procedure for Termination or Amendment.  A termination
                         --------------------------------------
of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee or other designee of its Board of Directors to the extent permitted by law.


                                 ARTICLE VIII

                              General Provisions
                              ------------------

          SECTION 8.01.  Nonsurvival of Representations and Warranties.  None of
                         ----------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02.  Notices.  Except for notices that are specifically
                         --------
required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Merger Sub, to:

               Johnson & Johnson
               One Johnson & Johnson Plaza
               New Brunswick, NJ 08933

               Telecopy No.:  (732) 524-2788

               Attention:  Office of General Counsel

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Telecopy No.:  (212) 474-3700

               Attention:  Robert I. Townsend, III, Esq.

          if to the Company, to:

               ALZA Corporation
               1900 Charleston Road
               Mountain View, CA 94043

               Telecopy No.:  (650) 564-7848

               Attention:   General Counsel

               with a copy to:

               Heller Ehrman White & McAuliffe LLP
               275 Middlefield Road
               Menlo Park, CA 94025

               Telecopy No.:  (650) 324-0638

               Attention:  Sarah A. O'Dowd, Esq.

          SECTION 8.03.  Definitions.  For purposes of this Agreement:
                         ------------

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the knowledge of such person's executive officers and other officers having primary responsibility for such matter;

          (c) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which individually or in the aggregate could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general or (ii) relating to the industry in which the Company operates in general and not specifically relating to the Company;

          (d) "Parent Material Adverse Effect" or "Parent Material Adverse Change" means any change, effect, event, occurrence or state of facts (or any development or developments which individually or in the aggregate could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general or (ii) relating to the industries in which Parent operates in general and not specifically relating to Parent;

          (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (f) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided, however, that in the case of
                                         --------  -------
     the Company, the term "Subsidiary" shall not include P/A Charleston Road, LLC.

          SECTION 8.04.  Interpretation.  (a)  When a reference is made in this
                         ---------------
Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          (b) Any matter disclosed in any section of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, shall be deemed disclosed for all purposes and all sections of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, to the extent that it is readily apparent on the face of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, that such matter is relevant to another section of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be.

          SECTION 8.05.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement, the Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Option Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07.  Governing Law.  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.08.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09.  Specific Enforcement; Consent to Jurisdiction.  The
                         ----------------------------------------------
parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

          SECTION 8.10.  Severability.  If any term or other provision of this
                         -------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                         JOHNSON & JOHNSON,

                          by  R. S. Larsen
                            --------------------
                             Name: R. S. Larsen
                             Title: Chairman and
                                    Chief Executive Officer

                         EXPRESS MERGER SUB INC.,

                          by /s/ James R. Hilton
                            --------------------
                            Name: James R. Hilton
                            Title: President


                         ALZA CORPORATION,

                          by /s/ Ernest Mario
                            --------------------
                            Name: Ernest Mario
                            Title: Chairman and
                                   Chief Executive Officer

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

                              Index of Defined Terms
                              ----------------------


Term
----

Actions................................           Section 4.01(d)
Adjusted Option........................              Section 5.06
Affected Employee......................           Section 5.16(a)
Affiliate..............................           Section 8.03(a)
Agreement..............................                  Preamble
Article 10.............................           Section 3.01(r)
Benefit Agreements.....................           Section 3.01(g)
Benefit Plans..........................           Section 3.01(k)
Bonus Credit Date......................           Section 5.16(b)
Certificate............................           Section 2.01(c)
Certificate of Merger..................              Section 1.03
Closing................................              Section 1.02
Closing Date...........................              Section 1.02
Code...................................                  Preamble
Commonly Controlled Entity.............           Section 3.01(k)
Company................................                  Preamble
Company Adverse Recommendation Change..           Section 4.02(b)
Company By-laws........................           Section 3.01(a)
Company Certificate....................           Section 3.01(a)
Company Common Stock...................                  Preamble
Company Disclosure Schedule............              Section 3.01
Company Preferred Stock................           Section 3.01(c)
Company SEC Documents..................           Section 3.01(e)
Company Stock Plans....................           Section 5.06(a)
Confidentiality Agreement..............           Section 5.04(a)
Convertible Notes......................           Section 3.01(c)
Debentures.............................           Section 3.01(c)
Debenture Indenture....................           Section 5.17(b)
DGCL...................................              Section 1.01
EC Merger Regulation...................           Section 3.01(d)
Effective Time.........................              Section 1.03
Environmental Laws.....................           Section 3.01(j)
EEPP Trust Agreement...................           Section 3.01(y)
ERISA..................................           Section 3.01(l)
Exchange Act...........................           Section 3.01(d)
Exchange Agent.........................           Section 2.02(a)
Exchange Fund..........................           Section 2.02(a)
Exchange Ratio.........................           Section 2.01(c)
FDA....................................           Section 3.01(j)
FDCA...................................           Section 3.01(j)
Filed Company SEC Documents............           Section 3.01(e)
Filed Parent SEC Documents.............              Section 3.02
Form S-4...............................           Section 3.01(f)
GAAP...................................           Section 3.01(e)
Governmental Entity....................           Section 3.01(d)
Hazardous Materials....................           Section 3.01(j)
HSR Act................................           Section 3.01(d)
Intellectual Property Rights...........           Section 3.01(p)
IRS....................................           Section 3.01(l)

Key Employee...........................           Section 3.01(g)
Knowledge..............................           Section 8.03(b)
Legal Provisions.......................           Section 3.01(j)
Liens..................................           Section 3.01(b)
Listed Products........................           Section 3.01(v)
Material Adverse Change................           Section 8.03(c)
Material Adverse Effect................           Section 8.03(c)
Merger.................................                  Preamble
Merger Consideration...................           Section 2.01(c)
Merger Sub.............................                  Preamble
Notes..................................           Section 3.01(c)
Note Indenture.........................           Section 5.17(a)
Notice of Adverse Recommendation.......           Section 4.02(b)
NYSE...................................           Section 2.02(e)
Option.................................                  Preamble
Option Agreement.......................                  Preamble
Parachute Gross Up Payment.............           Section 3.01(m)
Parent.................................                  Preamble
Parent Common Stock....................                  Preamble
Parent Disclosure Schedule.............              Section 3.02
Parent Material Adverse Change.........           Section 8.03(d)
Parent Material Adverse Effect.........           Section 8.03(d)
Parent Preferred Stock.................           Section 3.01(k)
Parent SEC Documents...................           Section 3.02(c)
Pension Plan...........................           Section 3.01(l)
Permits................................           Section 3.01(j)
person.................................           Section 8.03(e)
Pharmaceutical Product.................           Section 3.01(x)
Post-Signing Returns...................           Section 4.01(d)
Proxy Statement........................           Section 3.01(d)
Purchase Plans.........................           Section 5.06(a)
Representatives........................           Section 4.02(a)
Release................................           Section 3.01(j)
Restraints.............................           Section 6.01(d)
Rights.................................              Section 5.15
Rights Agreement.......................           Section 3.01(w)
SEC....................................           Section 3.01(d)
Section 10.............................           Section 3.10(r)
Section 203............................           Section 3.10(r)
Securities Act.........................           Section 3.01(e)
Stockholder Approval...................           Section 3.01(q)
Stockholders' Meeting..................           Section 5.01(b)
Stock Options..........................           Section 3.01(c)
Subsidiary.............................           Section 8.03(f)
Superior Proposal......................           Section 4.02(a)
Surviving Corporation..................              Section 1.01
Takeover Proposal......................           Section 4.02(a)
taxes..................................           Section 3.01(n)
Termination Fee........................           Section 5.08(b)

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT


                      Form of Certificate of Incorporation
                      ------------------------------------
                          of the Surviving Corporation
                          ----------------------------


          FIRST:  The name of the corporation (hereinafter called the
          -----
"Corporation") is ALZA Corporation.

          SECOND:  The address, including street, number, city, and county, of
          ------
the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The aggregate number of shares which the Corporation shall
          ------
have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

          FIFTH:  In furtherance and not in limitation of the powers conferred
          -----
upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

          SIXTH:  To the fullest extent permitted by the General Corporation Law
          -----
of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          SEVENTH:  The Corporation shall, to the fullest extent permitted by
          -------
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

          EIGHTH: Unless and except to the extent that the By-laws of the
          ------
Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT

                              Form of Affiliate Letter
                              ------------------------

Dear Sirs:

          The undersigned, a holder of shares of common stock, par value $0.005 per share ("Company Common Stock"), of ALZA Corporation, a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of March 26, 2001, among Johnson & Johnson, a New Jersey corporation ("Parent"), Express Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.00 per share ("Parent Common Stock"), of Parent.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT

Act, (ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of counsel to the undersigned, such counsel to be reasonably satisfactory to Parent and such opinion to be in form and substance reasonably satisfactory to Parent, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

          The undersigned hereby further represents to and covenants with Parent that the undersigned has not, within the 30 days prior to the Closing Date, sold, transferred or otherwise disposed of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (the "Pooling Restricted Period"), except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling of interests.

          Notwithstanding anything to the contrary contained in the immediately preceding paragraph, the undersigned will be permitted, during the Pooling Restricted Period, (i) to sell, exchange, transfer, pledge or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have the effect, directly or indirectly, of reducing the undersigned's risk relative to any shares of Company Common Stock or Parent Common Stock received by the undersigned in connection with the Merger (a "Transfer") equal to the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by the undersigned and (B) the undersigned's pro rata portion of 1% of the total number of outstanding shares of Company Common Stock, or equivalent post-merger Parent Common Stock, owned by the undersigned and all other stockholders of the Company (in each of clause (A) and (B) above as measured as of the date of such Transfer and subject to confirmation of such

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT


calculation by Parent), and (ii) to make bona fide charitable contributions of gifts of such securities; provided, however, that the transferee(s) of such
                          --------  -------
charitable contributions or gifts agree(s) in writing to hold such securities during the Pooling Restricted Period.

          In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter.

          Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of the shares of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

          The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

          There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT

     been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Johnson & Johnson shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that certificates with the legend set forth above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(c)(2) are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Parent has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                                               Very truly yours,



Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT B
[Name]                                                                    [Date]


          On                    , the undersigned sold the securities of Johnson
& Johnson ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Express Merger Sub Inc., a Delaware corporation, with and into ALZA Corporation, a Delaware corporation.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                              Very truly yours,




           [Space to be provided for description of the Securities]